Exhibit 10.8

CHUI WAI KWONG ELECTRICAL ENGINEERING CO., LTD.

“The Landlord”

And

DRAGONSOFT GROUP CO., LIMITED (As per the BR info)

“The Tenant”

TENANCY AGREEMENT

Of

OFFICE UNIT B ON 19th FLOOR,

VULCAN HOUSE,

21-23 LEIGHTON ROAD, CAUSEWAY BAY,

HONG KONG

Term: One Year Contract

Commencing on 1st September 2023

End on: 31st August 2024 (both dates inclusive)

Rent: HK$2,000 per calendar month (Inclusive of

Government Rates, Management Fee & Stamp Duties)

Security Deposit: HK$4,000.00

Tenancy Agreement

TERM

THIS AGREEMENT made on July 29, 2023 by and between the Landlord and the Tenant. The Landlord and Tenant shall be referred to as the “Parties”.

The Landlord shall let and the Tenant shall take the services for the terms and at the Rent as more particularly described below. Both parties agree to observe and perform the terms and conditions as follows:

(1)	The Tenant shall pay to the Landlord the Rent in advance on the 1st day of each and every calendar month during the Term.

(2)	This Tenancy shall be company to the Tenant named Dragonsoft Group Co., Limited.

(3)	The Tenant shall comply with all ordinances, regulations and rules of the Hong Kong Special Administrative Region of the People’s Republic of China (Hong Kong), and shall observe and perform the covenants, terms and conditions of the Deed of Mutual Covenant and Sub-Deed of Mutual Covenant (if any) relating to the Premises. The Tenant shall not contravene any negative or restrictive covenants contained in the Government Lease(s) under which the Premises are held from the Government.

(4)	The Tenant shall pay to the Landlord the Security Deposit for the due observance and performance of the terms and conditions herein contained and, on his part to be observed and performed. Provided that there is no antecedent breach of the terms and conditions herein contained, the Landlord shall refund the Security Deposit to the Tenant without interest within seven (7) days from the date of delivery of vacant possession of the Premises to the Landlord or settlement of any outstanding payment owed by the Tenant to the Landlord, whichever is later.

(5)	The Tenant shall not use or permit to be used the Premises or any part thereof for any purpose other than for commercial purpose only.

(6)	The Landlord shall pay the Government Rates in respect of the Premises.

(7)	The Stamp Duty on this Agreement is to be borne by the Landlord solely.

(8)	The Landlord shall keep and maintain the structural parts of the Premises in proper state of repair.

(9)	This One Year Agreement that may be terminated with sixty (60) days’ notice by either party.

SERVICES

The Landlord shall provide with the following as part of this Agreement.

(1)	Directory - A company signage on the Premises 19th Floor lift lobby (Material/labour are not included);

(2)	Electronic Display Board - A company name listed at the building’s main lobby/reception electronic display board (one time set up fee of HK$200, subsequent changes will be charged accordingly);

(3)	Free notification via email or WeChat of any mails;

(4)	Mail Forwarding Services - Monthly four free mails forwarding to local address (NOT including Parcels);

(5)	Parcel and extra mail forwarding are subjected to extra costs.

(NO MORE CONTENT BELOW)

Confirmed and Accepted all the terms and conditions Contained herein by the Landlord:	Confirmed and Accepted all the terms and conditions contained herein by the Tenant:

/s/ Chui Seng Yew	/s/ Dai Jianbiao
CHUI WAI KWONG ELECTRICAL ENGINEERING CO. LTD	DRAGONSOFT GROUP CO., LTD.

BR No.	BR No.
Signed By: Chui Seng Yew	Signed By: Dai Jianbiao
HKID Card No.:	HKID Card No.: